               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Paralogic Software Corporation

    We have audited the accompanying balance sheet of Paralogic Software Corporation as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from February 11, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paralogic Software Corporation at December 31, 1998, and the results of its operations and its cash flows for the period from February 11, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young

Palo Alto, California
June 22, 1999

                         PARALOGIC SOFTWARE CORPORATION
                                 BALANCE SHEETS


                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1998         1999
                                                                                        ------------  -----------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash................................................................................   $  125,192   $   198,533
  Accounts receivable.................................................................       24,745       108,762
  Other current assets................................................................        4,300         4,975
                                                                                        ------------  -----------
Total current assets..................................................................      154,237       312,270
Fixed assets, net.....................................................................       16,077        21,431
                                                                                        ------------  -----------
Total assets..........................................................................   $  170,314   $   333,701
                                                                                        ------------  -----------
                                                                                        ------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities............................................   $    5,866   $    26,841
  Deferred revenue....................................................................       26,506       266,460
  Notes payable to shareholder........................................................          500           500
                                                                                        ------------  -----------
Total current liabilities.............................................................       32,872       293,801

Shareholders' equity:
  Convertible preferred stock, $0.66 par value: authorized shares--400,000; issued and outstanding: 252,121 at December 31, 1998 and March 31, 1999--less issuance costs of $1,886; aggregate liquidation preference of $166,400 at December 31, 1998 and
    March 31, 1999....................................................................      164,514       164,514
  Common stock, $0.01 par value: authorized shares--7,000,000, issued and
    outstanding--4,972,726 at December 31, 1998 and March 31, 1999....................      436,250     3,861,292
Note receivable from shareholders.....................................................       (2,527)       (2,527)
Deferred compensation.................................................................     (251,669)   (3,229,812)
Accumulated deficit...................................................................     (209,126)     (753,567)
                                                                                        ------------  -----------
Total shareholders' equity............................................................      137,442        39,900
                                                                                        ------------  -----------
Total liabilities and shareholders' equity............................................   $  170,314   $   333,701
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION
                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                                                     FEBRUARY 11,
                                                                     PERIOD FROM         1998        THREE MONTHS
                                                                    FEBRUARY 11,      (INCEPTION)        ENDED
                                                                        1998            THROUGH        MARCH 31,
                                                                     (INCEPTION)       MARCH 31,         1999
                                                                       THROUGH           1998        -------------
                                                                    DECEMBER 31,    ---------------
                                                                        1998                          (UNAUDITED)
                                                                   ---------------    (UNAUDITED)
Net revenue......................................................   $     239,481      $  27,166      $    72,877
Cost of net revenue..............................................          12,918            224            7,387
                                                                   ---------------       -------     -------------
Gross profit.....................................................         226,563         26,942           65,490
Operating expenses:
  Research and development.......................................         144,791          7,143           93,606
  Sales and marketing............................................          72,395          3,572           46,803
  General and administrative.....................................          35,089          1,786           23,402
  Amortization of deferred compensation..........................         182,054             --          446,899
                                                                   ---------------       -------     -------------
Total operating expenses.........................................         434,329         12,501          610,710
                                                                   ---------------       -------     -------------
Operating (loss) income..........................................        (207,766)        14,441         (545,220)
Other income (expense), net......................................          (1,360)            --              779
                                                                   ---------------       -------     -------------
Net (loss) income................................................   $    (209,126)     $  14,441      $  (544,441)
                                                                   ---------------       -------     -------------
                                                                   ---------------       -------     -------------

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY

  FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH DECEMBER 31, 1998

                                              CONVERTIBLE                                 NOTE
                                            PREFERRED STOCK         COMMON STOCK       RECEIVABLE
                                          --------------------  --------------------      FROM         DEFERRED     ACCUMULATED
                                           SHARES     AMOUNT     SHARES     AMOUNT    SHAREHOLDERS   COMPENSATION     DEFICIT
                                          ---------  ---------  ---------  ---------  -------------  -------------  ------------
  Issuance of common stock to
    founders............................         --  $      --  4,000,000  $      --    $      --     $        --    $       --
  Issuance of common stock in exchange
    for note receivable.................         --         --    972,726      2,527       (2,527)             --            --
  Issuance of Series A convertible
    preferred stock net of issuance
    costs of $1,886.....................    252,121    164,514         --         --           --              --            --
  Deferred compensation related to grant
    of stock options....................         --         --         --    433,723           --        (433,723)           --
  Amortization of deferred
    compensation........................         --         --         --         --           --         182,054            --
  Net loss..............................         --         --         --         --           --              --      (209,126)
                                          ---------  ---------  ---------  ---------  -------------  -------------  ------------
Balances at December 31, 1998...........    252,121    164,514  4,972,726    436,250       (2,527)       (251,669)     (209,126)
  Deferred compensation related to grant
    of stock options (unaudited)........         --         --         --  3,425,042           --      (3,425,042)           --
  Amortization of deferred compensation
    (unaudited).........................         --         --         --         --           --         446,899            --
  Net loss (unaudited)..................         --         --         --         --           --              --      (544,441)
                                          ---------  ---------  ---------  ---------  -------------  -------------  ------------
Balances at March 31, 1999
  (unaudited)...........................    252,121  $ 164,514  4,972,726  $3,861,292   $  (2,527)    $(3,229,812)   $ (753,567)
                                          ---------  ---------  ---------  ---------  -------------  -------------  ------------
                                          ---------  ---------  ---------  ---------  -------------  -------------  ------------


                                              TOTAL
                                          SHAREHOLDERS'
                                             EQUITY
                                          -------------
  Issuance of common stock to
    founders............................    $      --
  Issuance of common stock in exchange
    for note receivable.................           --
  Issuance of Series A convertible
    preferred stock net of issuance
    costs of $1,886.....................      164,514
  Deferred compensation related to grant
    of stock options....................           --
  Amortization of deferred
    compensation........................      182,054
  Net loss..............................     (209,126)
                                          -------------
Balances at December 31, 1998...........      137,442
  Deferred compensation related to grant
    of stock options (unaudited)........           --
  Amortization of deferred compensation
    (unaudited).........................      446,899
  Net loss (unaudited)..................     (544,441)
                                          -------------
Balances at March 31, 1999
  (unaudited)...........................    $  39,900
                                          -------------
                                          -------------

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                     PERIOD FROM
                                                                                    FEBRUARY 11,
                                                                                        1998        THREE MONTHS
                                                                                     (INCEPTION)        ENDED
                                                                      YEAR ENDED       THROUGH        MARCH 31,
                                                                     DECEMBER 31,     MARCH 31,         1999
                                                                         1998           1998        -------------
                                                                     ------------  ---------------   (UNAUDITED)
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income..................................................   $ (209,126)     $  14,441      $  (544,441)
Adjustments to reconcile net (loss) income to net cash (used in)
  provided by operations:
      Depreciation and amortization................................        3,540             --            1,301
      Amortization of deferred compensation........................      182,054             --          446,899
      Changes in operating assets and liabilities:
        Accounts receivable........................................      (24,745)        (2,098)         (84,017)
        Other current assets.......................................       (4,300)        (1,108)            (675)
        Accounts payable and accrued liabilities...................        5,866          1,877           20,975
        Deferred revenue...........................................       26,506             --          239,954
                                                                     ------------       -------     -------------
Net cash (used in) provided by operating activities................      (20,205)        13,112           79,996
CASH FLOWS FROM INVESTING ACTIVITIES
Net purchases of property and equipment............................      (19,617)           (62)          (6,655)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to shareholder.............          500            500               --
Proceeds from issuance of preferred stock..........................      164,514             --               --
                                                                     ------------       -------     -------------
Net cash provided by financing activities..........................      165,014            500               --
                                                                     ------------       -------     -------------
Net increase in cash...............................................      125,192         13,550           73,341
Cash, beginning of period..........................................           --             --          125,192
                                                                     ------------       -------     -------------
Cash, end of period................................................   $  125,192      $  13,550      $   198,533
                                                                     ------------       -------     -------------
                                                                     ------------       -------     -------------
SUPPLEMENTAL DISCLOSURE
Issuance of common stock in exchange for note
  receivable from shareholder......................................   $    2,527      $      --      $        --
                                                                     ------------       -------     -------------
                                                                     ------------       -------     -------------
Deferred compensation resulting from issuance of stock options.....   $  433,723      $      --      $ 3,425,042
                                                                     ------------       -------     -------------
                                                                     ------------       -------     -------------

                            See accompanying notes.

                         PARALOGIC SOFTWARE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Paralogic Software Corporation (the "Company") was incorporated in California on February 11, 1998.

    The Company provides website chat room hosting, fee for service web site development, and sells internet software. The Company is the result of a spin out of certain technology rights and assets from a predecessor company, Paralogic Corporation ("PC"). In exchange for the technology rights and assets, the Company issued to certain shareholders of PC 4,000,000 shares of Paralogic Software Corporation common stock.

    BASIS OF PRESENTATION

    The Company has incurred losses since inception and has an accumulated deficit at December 31, 1998. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will require additional financing to fund operations in 1999. On June 10, 1999, the Company entered into an agreement under which it will be acquired by Xoom.com, Inc. The majority of the shareholders of the Company are also shareholders and officers of Xoom.com, Inc. Effective June 10, 1999, the Company agreed to be acquired by Xoom.com, Inc. The financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The interim financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited but has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at such date and its results of operations and cash flows for those periods. Operating results for the three months ended March 31, 1999, are not necessarily indicative of results that may be expected for any future periods.

    CASH

    The Company maintains its cash in depository accounts with one financial institution.

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CONCENTRATIONS OF CREDIT RISK

    The Company conducts business primarily with individuals and companies throughout the United States. The Company generally does not require collateral.

    FIXED ASSETS

    Fixed assets are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three, five, and seven years for computer software, computer hardware and furniture and fixtures, respectively.

    REVENUE RECOGNITION

    SERVICES

    The majority of the Company's service revenue is from fees charged for chat network hosting and web site development which are recognized when the services are performed.

    LICENSE FEES

    The Company licenses software under non-cancelable license agreements to end-users. License fee revenue is recognized when a non-cancelable license agreement has been signed, the product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable and collection is considered probable. Customer support revenues are deferred and recognized on a straight-line basis over the period covered by such agreements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted rates and laws that are expected to be in effect when the differences are expected to reverse. The Company is the result of a spin out of certain technology rights and assets from a predecessor company, Paralogic Corporation ("PC"). No provision for income taxes was recorded on the income for the period from February 11, 1998 (inception) through March 31, 1998, as the Company incurred a loss for the entire period from February 11, 1998 (inception) through December 31, 1998.

    STOCK BASED COMPENSATION

    The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RECENT ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" ("FAS 130") which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard had no impact on the Company's financial position, shareholders' equity, results of operations or cash flows.

    AICPA Accounting Standards Executive Committee Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2") and Statement of Position 98-4 ("SOP 98-4"), "Deferral of the Effective Date of a Provision" of SOP 97-2, Software Revenue Recognition or SOP 98-4, which contain new rules for timing of recognition of software company revenues, particularly as to license fee revenues where there are multiple elements to be delivered under a contract or arrangement with a customer, became effective for transactions beginning in 1998. Management believes the Company's current policy and its practices conform to the rules in these new accounting pronouncements. Under the Company's current policy, license fees on standard software products not requiring substantial modification and customization are recognized as revenue upon shipment to customers.

    In December 1998, the American Institute of Certified Public Accountants or AICPA issued Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect Certain Transactions, or SOP 98-9. SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company has not yet determined the effect of the final adoption of SOP 98-9 on its future revenues and results of operations.

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                                                          DECEMBER 31,   MARCH 31,
                                                                                              1998         1999
                                                                                          ------------  -----------
Computer software.......................................................................   $    1,028    $   1,266
Computer hardware.......................................................................       14,741       21,157
Furniture and fixtures..................................................................        3,848        3,849
                                                                                          ------------  -----------
                                                                                               19,617       26,272
Accumulated depreciation................................................................       (3,540)      (4,841)
                                                                                          ------------  -----------
                                                                                           $   16,077    $  21,431
                                                                                          ------------  -----------
                                                                                          ------------  -----------

3. NOTE PAYABLE TO SHAREHOLDER

    The note payable to shareholder as of December 31, 1998 represented amounts funded to the Company by the shareholder for working capital purpose and is repayable on demand. The note payable bears no interest.

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

4. INCOME TAXES

    There has been no provisions for federal or state income taxes for any period as the Company has incurred operating losses in all periods.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1998 are as follows:

Deferred tax assets:
  Net operating loss carryforward..................................................  $   8,914
  Other............................................................................      3,051
                                                                                     ---------
  Net deferred tax assets..........................................................     11,965
  Valuation allowance..............................................................    (11,965)
                                                                                     ---------
Total..............................................................................  $      --
                                                                                     ---------
                                                                                     ---------

    Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance as it is more likely than not that the deferred tax assets will not be realized. The net valuation allowance increased by $11,965 during the period from February 11, 1998 (inception) through December 31, 1998.

    As of December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $22,000 which expire in the year 2018.

    Due to the "change in ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss credit carryforwards will be subject to an annual limitation against taxable income in future periods if a change in ownership of more than 50% of the value of the Company's stock should occur over a three-year period which could substantially limit the eventual utilization of these carryforwards.

5. SHAREHOLDERS' EQUITY

    CONVERTIBLE PREFERRED STOCK

    The Company is authorized to issue 400,000 shares of preferred stock all of which is designated "Series A Preferred." The Company will from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance is not sufficient to permit conversion of the Preferred Stock.

    In November 1998, the Company issued 252,121 shares of Series A Preferred Stock, which was outstanding as of December 31, 1998 and March 31, 1999. The holders of the outstanding Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $0.05 per share per annum, payable in preference and priority to any payment of any dividend on Common Stock of the Company.

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)
    In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.66 per share for each share of Preferred Stock then held by them.

    Each share of the Preferred Stock is convertible, at the option of the holder into such number of fully paid and non assessable shares of Common Stock as is determined by dividing $0.66 by the Conversion Price in effect at the time of conversion.

    COMMON STOCK

    The Company is authorized to issue 7,000,000 shares of common stock at par value. As of December 31, 1998 and March 31, 1999, the Company has 4,972,726 shares of common stock issued and outstanding.

    STOCK OPTIONS

    In November 1998, the Board of Directors of the Company approved the Company's 1998 Stock Incentive Plan (the "1998 Plan") and initially reserved 1,500,000 shares for issuance thereunder. Stock options generally vest over different periods from immediately to 25% at the end of the first year and monthly thereafter up to a maximum of four years.

    A summary of activity under the 1998 Plan is as follows:

                                                                            SHARES
                                                                          AVAILABLE                    WEIGHTED-
                                                                             FOR         OPTIONS        AVERAGE
                                                                            GRANT      OUTSTANDING  EXERCISE PRICE
                                                                         ------------  -----------  ---------------
Shares authorized......................................................    1,500,000           --      $      --
  Options granted......................................................     (119,250)     119,250           0.07
  Options exercised....................................................           --           --             --
                                                                         ------------  -----------         -----
Balance at December 31, 1998...........................................    1,380,750      119,250           0.07
  Options granted (unaudited)..........................................     (235,000)     235,000           0.07
  Options exercised (unaudited)........................................           --           --             --
  Options canceled (unaudited).........................................           --           --             --
                                                                         ------------  -----------         -----
Balance at March 31, 1999..............................................    1,145,750      354,250      $    0.07
                                                                         ------------  -----------         -----
                                                                         ------------  -----------         -----

    The options outstanding at March 31, 1999 have been segregated for additional disclosure as follows:

                                                       WEIGHTED-         OPTIONS
                                       OPTIONS          AVERAGE         CURRENTLY
                                     OUTSTANDING       REMAINING       EXERCISABLE      WEIGHTED-
EXERCISE                             AT MARCH 31,     CONTRACTUAL     AT MARCH 31,       AVERAGE
PRICE                                    1999       LIFE (IN YEARS)       1999       EXERCISE PRICE
-----------------------------------  ------------  -----------------  -------------  ---------------
$0.07..............................      354,250             9.7           75,000       $    0.07

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)
    DEFERRED COMPENSATION

    The Company has recorded deferred compensation charges of $433,723 and $3,425,042 during the period from February 11, 1998 (inception) through December 31, 1998 and for the three months ended March 31, 1999, respectively, for the difference between the exercise price and the deemed fair value of certain stock options granted by the Company. These amounts are being amortized by charges to operations, using the graded method, over the vesting periods of the individual stock options, which are generally four years.

    PRO FORMA DISCLOSURE OF THE EFFECT OF STOCK-BASED COMPENSATION

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options.

    Pro forma information regarding net income (loss) and net income (loss) per share is required by FAS 123. This information is required to be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                                 PERIOD FROM
                                                                                 FEBRUARY 11
                                                                                    1998
                                                                                 (INCEPTION)
                                                                                   THROUGH
                                                                                DECEMBER 31,
                                                                                    1998
                                                                               ---------------
Risk-free interest rate......................................................          5.5%
Expected life of the option..................................................       5 years
Expected Volatility..........................................................            0%
Expected dividend yield......................................................            0%

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The effect of applying the Black-Scholes option valuation model did not result in pro forma net loss amounts that are materially different from historical amounts reported. Therefore, such pro forma amounts are not reported herein. Future pro forma amounts may be materially different from actual amounts reported.

                         PARALOGIC SOFTWARE CORPORATION

(INFORMATION FOR THE PERIOD FROM FEBRUARY 11, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1998
            AND THE THREE MONTHS ENDED MARCH 31, 1999 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY (CONTINUED)
    The weighted average fair value of options granted to employees during the period from February 11, 1998 (inception) through December 31, 1998 was $0.04 per share.

6. LEASE COMMITMENTS

    The Company leases its operating facilities under a noncancelable operating lease agreement that expires in October 1999. The lease commitment for 1999 is $19,350.

    Total rent expense for the period from February 11, 1998 (inception) through December 31, 1998 was $12,250.

7. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This situation could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    The Company believes that it will not be required to modify or replace any portion of its software so that its computer system will function properly with respect to dates in the year 2000 and thereafter.